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                                                                   EXHIBIT 10.17



                            INFORMATICA CORPORATION

              DIAZ NESAMONEY SEVERANCE AGREEMENT AND MUTUAL RELEASE

         This Severance Agreement and Mutual Release ("Agreement") is made by and between Informatica Corporation (the "Company"), and Diaz Nesamoney ("Executive").

         WHEREAS, Executive was employed by the Company as its President and Chief Operating Officer;

         WHEREAS, Executive has served as a member of the Company's Board of Directors;

         WHEREAS, Executive has resigned from all such positions, and

         WHEREAS, the Executive agrees to release the Company from any claims arising from or related to Executive's service relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

         1. Resignation of Employment and Board Membership. Executive hereby acknowledges resignation of his employment and his membership on the Company's Board of Directors effective upon the close of business on July 29, 2002 (the "Resignation Date").

         2. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, accrued vacation and any and all other benefits due to Executive as of the Resignation Date.

         3. Consideration. As consideration for Executive entering into this Agreement, the Company agrees to provide Executive with the following benefits:

                  (a) Lump-Sum Salary Payment. A lump-sum payment of Executive's annual base salary, specifically $275,000, less applicable withholding.

                  (b) Lump-Sum Bonus Payment. A lump-sum payment of Executive's assumed future awards under Company bonus plans, specifically $125,000, less applicable withholding.

                  (c) Stock Option Accelerated Vesting. All of Executive's outstanding Company options (the "Options) shall, on the Effective Date, have their vesting accelerated as to one year's additional vesting. To the extent not vested on the Effective Date and after such acceleration, the Options shall terminate and become without further force and effect.

                  (d) Post-Termination Exercisability Period Extension for Options Granted After January 1, 2000. With respect to Options that were initially granted to Executive after January 1, 2000, all such Options shall have their post-termination exercisability period extended from three



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months to six months. With respect to Options initially granted to Executive on or prior to January 1, 2000, following the Resignation Date, Executive shall have three months, as specified in his individual option agreements, to exercise any vested options, after which such Options shall, to the extent unexercised, become without further force and effect.

                  (e) Lump-Sum COBRA Payment. A lump-sum payment equal to twelve months' COBRA premiums, specifically $10,379.64.

         4. Mutual Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive and the Company, on behalf of themselves and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company;

                  (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

                  (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorneys' fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.



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         The parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties, being aware of said Code Section, agrees to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         5. Return of Company Property. Executive agrees to return all Company property, including all computing equipment, to the Company upon the effectiveness of this Agreement. Notwithstanding the above, Executive may retain Executive's Company issued laptop computer and the Company hereby transfers ownership of such equipment to Executive.

         6. Indemnification. Executive shall be entitled to indemnification, in accordance with the applicable provisions of the Company's articles of incorporation and bylaws (or, if greater indemnification rights are provided thereby, to the fullest extent allowed by law), and under any applicable policy of insurance secured by the Company, against expense, liability and loss that Executive may incur by reason of any demand, claim, action, suit or proceeding arising from or relating to the performance of Executive's duties as an officer or director of the Company or any of its subsidiaries.

         7. Mutual Non-Disparagement. The Company agrees that its executive officers will refrain from any disparagement, criticism, defamation, slander of Executive, or tortious interference with the contracts and relationships of the Executive. Executive agrees to refrain from any disparagement, criticism, defamation, slander of the Company or its employees, or tortious interference with the contracts and relationships of the Company. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

         8. Non-Solicitation. In consideration for the severance benefits Executive is to receive herein Executive agrees that he will not, at any time during the twelve months following his Resignation Date, directly solicit or cause any other individual or entity to directly solicit, any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its then current employees. The foregoing restrictions will not apply to any general advertisements or solicitations that are published in a publicly available medium.

         9. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums or provision of any benefits, accelerated vesting or extension of the post-termination exercisability period of the Options to Executive under the terms of this Agreement. The Company will withhold sums from Executive's compensation hereunder sufficient to satisfy the Company's withholding obligations. Executive agrees and



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understands that he is responsible for payment, if any, of his portion (but not any employer portion) of the local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

         10. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         11. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         12. Arbitration and Equitable Relief.

                  (a) The parties hereto agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Mateo County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                  (c) The Company will pay the costs and expenses of such arbitration, and each party shall pay its own counsel fees and expenses incurred in connection with such arbitration.

                  (d) THE PARTIES HERETO HAVE READ AND UNDERSTAND SECTION 12, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:



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                               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         13. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

         14. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         16. Entire Agreement. This Agreement along with the previously executed Employee Proprietary Information and Inventions Agreement and any applicable stock option agreements between the parties (as modified in Section 3 above) represent the entire agreement and understanding between the Company and Executive concerning Executive's employment transition and eventual separation from the Company, and supersedes, replaces and fully discharges all obligations under any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company.

         17. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company's Chief Executive Officer.

         18. Effective Date. This Agreement is effective as of the Resignation Date.



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         19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         20. Cooperation with the Company. Executive agrees to cooperate fully with the Company, including but not limited to, responding to reasonable requests from the Company's Chairman of the Board, Chief Financial Officer or the Company's legal counsel in connection with any and all existing or future litigation or procedures to perfect the Company's intellectual property rights. The Executive also agrees to furnish upon reasonable request, information necessary in order to assist Company in meeting Company's reporting requirements and Executive's continuing Section 16 reporting obligations on a timely manner and as prescribed by the then current SEC and/or NASDAQ rules. Executive understands that he remains subject to the SEC and NASDAQ prohibitions on insider trading even after the Effective Date of this agreement. Executive shall not be required to spend more than four hours per month (except as reasonably needed to prepare for and/or attend his deposition in any litigation matter) responding to such requests. In the event that Executive is requested to spend more than four hours per month responding to any such requests which do not involve the preparation for or his attendance at his deposition, the parties agree to negotiate in good faith reasonable compensation for Executive's time in excess of the four hours committed to responding to such requests.

         21. Status of Executive's Administrative Assistant. In the event that Executive's Administrative Assistant is terminated by the Company for any reason during the next 12 months, the Company shall honor Executive's request that she receive a termination package that includes at least two months' severance. Additionally, in the event that Executive's Administrative Assistant is terminated by the Company for any reason or terminates her employment with the Company for any reason, the Company agrees to fully forgive any then outstanding repayment obligation with respect to the signing bonus she received upon her hiring.

         22. Public Communication of Executive's Separation from Company. Company shall issue a press release and a general Company employee communication on Monday, July 29, 2002, announcing Executive's departure from the Company and resignation from the Board. Prior to release, Executive shall have the right to review such communications for factual inaccuracies and shall have the right to submit editorial comments and suggestions for the Company's consideration. Executive shall have the right to issue his own email communication to the Company employees regarding his departure, which communication shall be generally consistent with the communications planned by the Company. Prior to the release of such email communication, the Company's Chief Executive Officer and Chief Financial Officer shall have the right to review such communication for factual inaccuracies and shall have the right to submit editorial comments and suggestions for Executive's consideration.



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         23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a) They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement.



                                           Informatica Corporation



                                           -------------------------------------
                                           Earl Fry

                                   Date:   July 29, 2002

                                           Executive, an individual



                                           -------------------------------------
                                           Diaz Nesamoney

                                   Date:   July 29, 2002



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